Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A) of Potomac Insurance Trust to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).

/s/ Ernst & Young LLP

Chicago, Illinois
October 15, 2004